EXHIBIT 99.1

First Financial Bancorp Reports Third Quarter 2013 Financial Results

Cincinnati, Ohio - October 24, 2013 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the third quarter 2013.

Third quarter net income was $14.9 million and earnings per diluted common share were $0.26. This compares with second quarter net income of $15.8 million and earnings per diluted common share of $0.27 and third quarter 2012 net income of $16.2 million and earnings per diluted common share of $0.28.

▪	Quarterly adjusted pre-tax, pre-provision income of $26.4 million, or 1.69% of average assets

▪	Continued solid quarterly performance

•	Quarterly results included several items which reduced earnings per diluted share by approximately $0.02

•	Return on average assets of 0.96%; 1.05% as adjusted for the items noted below

•	Return on average tangible common equity of 10.00%; 11.02% as adjusted for the items noted below

▪	Capital ratios remain strong

•	Tangible common equity to tangible assets of 9.60%

•	Tier 1 capital ratio of 15.26%

•	Total risk-based capital ratio of 16.53%

▪	Total uncovered loan growth of 5.7% on an annualized basis
•Strong performance in traditional C&I / owner-occupied CRE and franchise lending
•Solid contributions from specialty finance and residential mortgage

▪	Quarterly net interest margin of 3.91%

•	Decline of 11 bps compared to the linked quarter

•	Resolution activity in the covered loans managed to exit portfolio drove a significant decline in covered loans and the FDIC indemnification asset, both of which negatively impacted the margin

▪	Net charge-offs declined $0.7 million, or 19.7%, compared to the linked quarter and totaled 34 bps of average uncovered loans for the quarter on an annualized basis

During the quarter, the Company incurred certain pre-tax expenses of $1.1 million resulting from its efficiency initiatives. Approximately $0.7 million was related to employee benefit expenses associated with staffing reductions and $0.3 million was related to expenses associated with real estate consolidation and closure plans. Additionally, the Company incurred pre-tax pension settlement charges of $1.4 million resulting from employee-driven activity during the quarter. In the aggregate, these items reduced pre-tax earnings by $2.4 million, or approximately $0.02 per diluted share after taxes.

The board of directors has authorized a dividend of $0.15 per common share for the next regularly scheduled dividend, payable on January 2, 2014 to shareholders of record as of November 29, 2013. The Company did not repurchase any shares of common stock during the third quarter as its one million share annual repurchase target was achieved as of June 30, 2013. The Company expects to resume execution of the share repurchase plan in the fourth quarter 2013.

The Company continued to make solid progress on its efficiency initiative during the quarter. Adjusting for expenses covered under loss sharing agreements, noninterest expense items discussed above and OREO costs, noninterest expense declined $3.6 million during the quarter. The Company estimates that it has achieved annualized run rate savings exceeding its annual target of $17.1 million as all initiatives have been implemented, and it remains on track to realize 85% of the annual target in 2013 results. In connection with execution of the current plan, the Company has identified additional initiatives that it is implementing in the fourth quarter 2013. These initiatives are expected to produce $5.0 million of added cost savings that will be realized in 2014 full year results across multiple expense categories.

Claude Davis, President and Chief Executive Officer, commented, “Our reported results for the quarter were impacted by declines in net interest income and net interest margin, driven primarily by increased resolution activity and payoffs in the covered loan portfolio, as well as a decline in fee revenue. However, strong expense management helped to offset these declines as adjusted pre-tax, pre-provision income was essentially flat compared to the prior quarter.

“We are very pleased with the progress we have made on our efficiency initiative. Our efforts to date have produced annualized run rate savings in excess of our original target, as demonstrated by our adjusted noninterest expense for the quarter. However, we know that is not enough given the competitive operating environment and continued low interest rates. We remain committed to delivering our products and services through an efficient operating model, balanced appropriately with investments in strategic growth initiatives, and are implementing newly identified efficiencies.

“We continued to generate loan growth as average uncovered loan balances increased $102.7 million, or 12.4% on an annualized basis, during the quarter and end of period balances were up $48.8 million, or 5.7% on an annualized basis. Similar to prior quarters, multiple product groups contributed to the growth, led by strong performance in our C&I / owner-occupied CRE and franchise finance portfolios, which increased $32.1 million and $14.0 million, respectively, compared to the linked quarter. We experienced a higher level of payoffs, as well as some anticipated late quarter production that slid into October, impacting the quarter end balances. However, when combined with the strong pipeline we had at the end of the third quarter, we feel optimistic that we will finish the year on a positive note.”

NET INTEREST INCOME AND NET INTEREST MARGIN
Net interest income for the third quarter was $55.8 million as compared to $58.1 million for the second quarter and $59.8 million for the third quarter 2012. Compared to the linked quarter, total interest income declined $2.8 million, or 4.5%, and total interest expense declined $0.5 million, or 11.4%. Net interest margin was 3.91% for the third quarter as compared to 4.02% for the second quarter and 4.21% for the third quarter 2012.

Interest income earned on loans decreased $2.1 million, or 3.8%, compared to the prior quarter. The lower interest income earned on loans and decline in net interest margin was driven primarily by an

2

average balance decrease of $80.6 million, or 12.3%, on covered loans outstanding as well as a 37 bp decline in the yield earned on the portfolio. Additionally, the average balance of the FDIC indemnification asset declined $22.6 million, or 21.5%, during the quarter due to increased resolution activity, resulting in a 455 bp increase to the negative yield earned on the indemnification asset which further negatively impacted net interest income and margin.

Growth in average uncovered loan balances of $102.7 million, or 3.1% on a linked quarter basis, helped to partially offset the impact on net interest income from covered loans and FDIC indemnification asset activity during the quarter, although the impact on net interest margin was muted as the yield earned on the uncovered portfolio declined 13 bps during the quarter.

Interest income earned from investment securities declined only slightly during the quarter despite a decrease of $115.6 million, or 6.8%, in average balances as the yield earned on the portfolio increased 12 bps to 2.20%, helping to mitigate the impact of lower yields earned on loans.

Interest expense and net interest margin continued to benefit from declining deposit costs as well as a decrease in the average balance of interest-bearing deposits, which declined $138.6 million, or 3.7%, during the quarter. The cost of funds related to interest-bearing deposits decreased 4 bps to 31 bps compared to 35 bps for the linked quarter.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended September 30, 2013 and for the trailing four quarters, adjusted to exclude the impact of covered loan activity and other select items on the Company’s reported balance.

Table I
	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2013	2013	2013	2012	2012

Total noninterest income	$22,291	$11,615	$26,698	$26,121	$30,830
Selected components of noninterest income
Accelerated discount on covered loans [1]	1,711	1,935	1,935	2,455	3,798
FDIC loss sharing income	5,555	(7,384)	8,934	5,754	8,496
Gain on sale of investment securities	—	188	1,536	1,011	2,617
Other items not expected to recur	—	442	—	—	—
Total noninterest income excluding items noted above	$15,025	$16,434	$14,293	$16,901	$15,919

[1] Net of the corresponding valuation adjustment on the FDIC indemnification asset

Excluding the items highlighted in Table I, noninterest income earned in the third quarter was $15.0 million compared to $16.4 million in the second quarter and $15.9 million in the third quarter 2012. The decrease of $1.4 million compared to the linked quarter was driven by lower bankcard income, net gains on sales of residential mortgages, client derivative fees and a credit valuation adjustment related to client derivatives, partially offset by higher service charges on deposits.

3

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended September 30, 2013 and for the trailing four quarters, adjusted to exclude the impact of covered asset activity and other select items on the Company’s reported balance.

Table II
	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2013	2013	2013	2012	2012

Total noninterest expense	$48,801	$53,283	$53,106	$53,474	$55,286
Selected components of noninterest expense
Loss (gain) - covered real estate owned	204	(2,212)	(157)	(54)	(25)
Loss sharing expense	1,724	1,578	2,286	2,305	3,584
Pension settlement charges	1,396	4,316	—	—	—
Expenses associated with efficiency initiative	1,051	1,518	2,878	952	351
Other items not expected to recur	—	—	390	—	—
Total noninterest income excluding items noted above	$44,426	$48,083	$47,709	$50,271	$51,376

FDIC loss share support [1]	$841	$795	$776	$798	$951

[1]  Represents direct expenses associated with credit management and loan administration related to covered assets as well as compliance with FDIC loss sharing agreements; included in total noninterest expense excluding the items noted above and comprised of several noninterest expense line items; expected to recur but decline over time as assets covered under loss sharing agreements decrease

Excluding the items highlighted in Table II, noninterest expense in the third quarter was $44.4 million as compared to $48.1 million in the second quarter and $51.4 million in the third quarter 2012. The decrease of $3.7 million compared to the linked quarter was due primarily to lower salaries and employee benefits, occupancy costs, professional services expenses and other miscellaneous expenses. Expenses associated with the efficiency initiative and other staffing-related changes include $0.7 million of employee benefit expenses related to staffing reductions and $0.3 million of expenses associated with real estate consolidation and closure plans.

During the quarter, the Company recognized $1.4 million of pension settlement charges associated with recent employee-driven actions and the resulting lump-sum distributions from its pension plan.  Pension settlement charges are an acceleration of previously deferred costs that would have been recognized in future periods and are determined in accordance with FASB ASC Topic 715, Compensation - Retirement Benefits.  As First Financial has exceeded the annual accounting threshold for lump-sum distributions, it will recognize a proportionate share of any further lump-sum distributions from its pension plan as additional pension settlement charges through the remainder of 2013.

INCOME TAXES
For the third quarter, income tax expense was $7.6 million, resulting in an effective tax rate of 33.9%, compared with income tax expense of $6.5 million and an effective tax rate of 29.0% during the second quarter and $8.9 million and an effective tax rate of 35.4% during the third quarter 2012. The lower second quarter tax rate resulted from a favorable tax reversal related to an intercompany tax obligation associated with an unconsolidated former Irwin subsidiary as well as other nonrecurring items associated with favorable tax changes and recent tax planning strategies. In the aggregate, these items reduced the Company’s second quarter income tax expense by $1.1 million.

4

CREDIT QUALITY - EXCLUDING COVERED ASSETS
The following table presents certain credit quality metrics related to the Company’s uncovered loan portfolio as of September 30, 2013 and the trailing four quarters.

Table III
	As of or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2013	2013	2013	2012	2012

Total nonaccrual loans [1]	$57,926	$62,011	$64,452	$65,041	$62,421
Troubled debt restructurings - accruing	16,278	12,924	12,757	10,856	11,604
Total nonperforming loans	74,204	74,935	77,209	75,897	74,025
Total nonperforming assets	86,008	86,733	89,202	88,423	87,937
Nonperforming assets as a % of:
Period-end loans plus OREO	2.50%	2.56%	2.74%	2.77%	2.86%
Total assets	1.38%	1.38%	1.40%	1.36%	1.41%
Nonperforming assets ex. accruing TDRs as a % of:
Period-end loans plus OREO	2.03%	2.17%	2.34%	2.43%	2.48%
Total assets	1.12%	1.18%	1.20%	1.19%	1.22%
Nonperforming loans as a % of total loans	2.16%	2.22%	2.38%	2.39%	2.41%
Provision for loan and lease losses - uncovered	$1,413	$2,409	$3,041	$3,882	$3,613
Allowance for uncovered loan & lease losses	$45,514	$47,047	$48,306	$47,777	$49,192
Allowance for loan & lease losses as a % of:
Total loans	1.33%	1.39%	1.49%	1.50%	1.60%
Nonaccrual loans	78.6%	75.9%	75.0%	73.5%	78.8%
Nonperforming loans	61.3%	62.8%	62.6%	63.0%	66.5%
Total net charge-offs	$2,946	$3,668	$2,512	$5,297	$5,373
Annualized net-charge-offs as a % of average
loans & leases	0.34%	0.45%	0.32%	0.68%	0.71%

[1] Includes nonaccrual troubled debt restructurings

Net Charge-offs
For the third quarter, net charge-offs declined $0.7 million, or 19.7%, to $2.9 million compared to the linked quarter. Significant charge-offs during the quarter included $1.7 million related to a commercial real estate credit and $1.1 million related to a valuation adjustment associated with a commercial loan, partially offset by a $1.2 million recovery associated with the payoff of a nonaccrual commercial loan.

Nonperforming Assets
Nonaccrual loans, including nonaccrual troubled debt restructurings, decreased $4.1 million, or 6.6%, to $57.9 million as of September 30, 2013 from $62.0 million as of June 30, 2013. The decline was primarily driven by resolution strategies related to two credits in the commercial and commercial real estate portfolios, totaling $3.1 million in the aggregate, as well as $5.9 million of payoffs related to four credits in the commercial and commercial real estate portfolios. This activity was partially offset by two commercial real estate credits, totaling $6.8 million in the aggregate, that were placed on nonaccrual status during the quarter.

Accruing troubled debt restructurings increased $3.4 million during the third quarter, driven by the addition of three commercial real estate credits totaling $2.0 million in the aggregate, primarily as a result of renewals and term extensions of performing loans that are experiencing operating cash flow stress but have strong underlying collateral and guarantor support.

5

OREO totaled $11.8 million as of September 30, 2013 and was unchanged compared to the linked quarter as resolutions and valuation adjustments of $0.9 million were offset by an equal amount of additions during the quarter.

Classified assets as of September 30, 2013 declined $9.4 million, or 7.2%, to $120.4 million from $129.8 million for the linked quarter and decreased $13.0 million, or 9.7%, from $133.4 million as of September 30, 2012. Classified assets are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.

Delinquent Loans
As of September 30, 2013, loans 30-to-89 days past due totaled $10.4 million, or 0.30% of period-end loans, as compared to $13.4 million, or 0.40%, as of June 30, 2013 and $17.0 million, or 0.55%, as of September 30, 2012. The decline of $3.0 million, or 22.5%, during the third quarter was driven primarily by a $1.8 million commercial real estate credit that was brought current by the borrower.

Provision for Loan & Lease Losses
Third quarter provision expense related to uncovered loans and leases was $1.4 million as compared to $2.4 million for the linked quarter and $3.6 million for the comparable year-over-year quarter. Provision expense is a result of the Company’s modeling efforts to estimate the period-end allowance for loan and lease losses.

LOANS (EXCLUDING COVERED LOANS)
The following table presents the loan portfolio, excluding covered loans, as of September 30, 2013, June 30, 2013 and September 30, 2012.

Table IV
	As of
	September 30, 2013		June 30, 2013		September 30, 2012
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$960,016	28.0%	$940,420	27.8%	$834,858	27.2%
Real estate - construction	90,089	2.6%	97,246	2.9%	91,897	3.0%
Real estate - commercial	1,493,969	43.5%	1,477,226	43.7%	1,338,636	43.7%
Real estate - residential	352,830	10.3%	343,016	10.1%	299,654	9.8%
Installment	49,273	1.4%	50,781	1.5%	59,191	1.9%
Home equity	373,839	10.9%	370,206	10.9%	368,876	12.0%
Credit card	34,285	1.0%	33,222	1.0%	31,604	1.0%
Lease financing	76,615	2.2%	70,011	2.1%	41,343	1.3%
Total	$3,430,916	100.0%	$3,382,128	100.0%	$3,066,059	100.0%

Loans, excluding covered loans, totaled $3.4 billion as of September 30, 2013, increasing $48.8 million, or 5.7% on an annualized basis, compared to the linked quarter and $364.9 million, or 11.9%, compared to September 30, 2012. The increase relative to the linked quarter was driven by growth in traditional C&I and owner-occupied commercial real estate lending and franchise finance with additional contributions from specialty finance and residential mortgage lending.

6

INVESTMENTS
The following table presents a summary of the total investment portfolio at September 30, 2013.

Table V
	As of September 30, 2013
	Held-to-	Available-for			% of
(Dollars in thousands)	Maturity	Sale	Other	Total	Portfolio

Debt obligations of the U.S. Government	$—	$21,923	$—	$21,923	1.4%
Debt obligations of U.S. Government Agency	19,462	10,120	—	29,582	1.8%
Residential Mortgage Backed Securities
Pass-through securities:
Agency fixed rate	89,807	130,819	—	220,626	13.8%
Agency adjustable rate	136,872	33,219	—	170,091	10.6%
Collateralized mortgage obligations:
Agency fixed rate	355,004	230,945	—	585,949	36.6%
Agency variable rate	—	85,071	—	85,071	5.3%
Agency collateralized and insured municipal securities	20,647	109,970	—	130,617	8.2%
Commercial mortgage backed securities	45,956	106,477	—	152,433	9.5%
Municipal bond securities	1,345	3,698	—	5,043	0.3%
Corporate securities	—	62,554	—	62,554	3.9%
Asset-backed securities	—	51,956	—	51,956	3.2%
Regulatory stock	—	—	71,492	71,492	4.5%
Other	—	7,995	4,453	12,448	0.8%
	$669,093	$854,747	$75,945	$1,599,785	100.0%

The investment portfolio decreased $30.8 million, or 1.9%, during the third quarter as $48.5 million of purchases was offset by amortizations and paydowns. As of September 30, 2013, the overall duration of the investment portfolio was essentially flat at 4.1 years compared to 4.0 years as of June 30, 2013. The yield earned on the portfolio during the quarter increased 12 bps to 2.20% from 2.08% for the linked quarter, driven by the increase in interest rates and continued stabilization in premium amortization. Due to the increase in interest rates and a widening of spreads for fixed income securities during the quarter, the net unrealized loss included in accumulated other comprehensive loss related to the investment portfolio increased $4.0 million to $9.8 million as of September 30, 2013.

DEPOSITS
Non-time deposit balances totaled $3.8 billion as of September 30, 2013, increasing $11.0 million, or 0.3%, compared to the linked quarter. Increases in commercial balances of $83.4 million, driven by strong growth in noninterest-bearing deposits, were offset by declines of $60.9 million in consumer balances and $11.5 million in public fund balances.

Time deposit balances decreased $52.7 million, or 5.4%, compared to the linked quarter due primarily to a decline in consumer balances of $53.7 million driven by the continued low interest rate environment and seasonality.

The low interest rate environment continued to have a positive impact on the Company’s deposit costs as the total cost of deposit funding declined to 24 bps for the quarter, a decrease of 3 bps compared to the prior quarter and 21 bps compared to the third quarter 2012.

7

CAPITAL MANAGEMENT
The following table presents First Financial’s regulatory and other capital ratios as of September 30, 2013, June 30, 2013 and September 30, 2012.

Table VI
	As of
	September 30,	June 30,	September 30,
	2013	2013	2012

Leverage Ratio	10.29%	10.12%	10.54%
Tier 1 Capital Ratio	15.26%	15.41%	16.93%
Total Risk-Based Capital Ratio	16.53%	16.68%	18.21%
Ending tangible shareholders' equity
to ending tangible assets	9.60%	9.62%	9.99%
Ending tangible common shareholders'
equity to ending tangible assets	9.60%	9.62%	9.99%

Tangible book value per share	$10.24	$10.29	$10.47

Shareholders’ equity decreased $3.4 million during the quarter due primarily to the change in the unrealized gain/loss related to the investment portfolio, which was also the primary driver in the modest decline in the Company’s tangible common equity ratio. The tier 1 capital and total risk-based capital ratios declined during the quarter due primarily to an increase in risk-weighted assets. Regulatory capital ratios as of September 30, 2013 are considered preliminary pending the filing of the Company’s regulatory reports.

8

Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, October 25, 2013 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (888) 317-6016 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 317-6016 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call through November 11, 2013 at (877) 344-7529 (U.S. toll free), (855) 669-9658 (Canada toll free) and +1 (412) 317-0088 (International); conference number 10035811. The webcast will be archived on the Investor Relations section of the Company’s website through October 25, 2014.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial’s website at www.bankatfirst.com/investor.

Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

▪	management’s ability to effectively execute its business plan;

▪
the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

▪	U.S. fiscal debt and budget matters;

▪	the ability of financial institutions to access sources of liquidity at a reasonable cost;

▪
the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;

▪	the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);

▪	the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings;

▪	our ability to keep up with technological changes;

▪	failure or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers;

▪	our ability to comply with the terms of loss sharing agreements with the FDIC;

▪
mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and

9

uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired subsidiaries;

▪	the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our Company;

▪
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

▪	our ability to increase market share and control expenses;

▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;

▪
adverse changes in the creditworthiness of our borrowers and lessees, collateral values, the value of investment securities and asset recovery values, including the value of the FDIC indemnification asset and related assets covered by FDIC loss sharing agreements;

▪	adverse changes in the securities, debt and/or derivatives markets;

▪	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

▪
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;

▪
unpredictable natural or other disasters could have an adverse effect on us in that such events could materially disrupt our operations or our vendors’ operations or willingness of our customers to access the financial services we offer;

▪	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and

▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2012, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of September 30, 2013, the Company had $6.3 billion in assets, $3.9 billion in loans, $4.7 billion in deposits and $692 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.6 billion in assets under management as of September 30, 2013. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 110 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com

Contact Information
Investors/Analysts                    Media
Kenneth Lovik                        Jenny Keighley
Senior Vice President, Investor Relations and        Assistant Vice President, Media Relations Manager
Corporate Development                    (513) 979-5582
(513) 979-5837                        jennifer.keighley@bankatfirst.com
kenneth.lovik@bankatfirst.com

10

Selected Financial Information
September 30, 2013
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,					Nine months ended,
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,
	2013	2013	2013	2012	2012	2013	2012
RESULTS OF OPERATIONS
Net income	$14,911	$15,829	$13,824	$16,265	$16,242	$44,564	$51,038
Net earnings per share - basic	$0.26	$0.28	$0.24	$0.28	$0.28	$0.78	$0.88
Net earnings per share - diluted	$0.26	$0.27	$0.24	$0.28	$0.28	$0.77	$0.87
Dividends declared per share	$0.27	$0.24	$0.28	$0.28	$0.30	$0.79	$0.90

KEY FINANCIAL RATIOS
Return on average assets	0.96%	1.01%	0.88%	1.03%	1.05%	0.95%	1.08%
Return on average shareholders' equity	8.53%	9.02%	7.91%	9.06%	9.01%	8.49%	9.56%
Return on average tangible shareholders' equity	10.00%	10.54%	9.24%	10.58%	10.53%	9.92%	11.17%

Net interest margin	3.91%	4.02%	4.04%	4.27%	4.21%	3.99%	4.40%
Net interest margin (fully tax equivalent) (1)	3.95%	4.06%	4.07%	4.29%	4.23%	4.03%	4.42%

Ending shareholders' equity as a percent of ending assets	11.07%	11.08%	11.05%	10.93%	11.48%	11.07%	11.48%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	9.60%	9.62%	9.60%	9.50%	9.99%	9.60%	9.99%
Risk-weighted assets	14.27%	14.50%	15.05%	15.57%	16.16%	14.27%	16.16%

Average shareholders' equity as a percent of average assets	11.19%	11.15%	11.09%	11.35%	11.62%	11.15%	11.28%
Average tangible shareholders' equity as a percent of
average tangible assets	9.71%	9.70%	9.65%	9.88%	10.12%	9.69%	9.80%

Book value per share	$11.99	$12.05	$12.09	$12.24	$12.24	$11.99	$12.24
Tangible book value per share	$10.24	$10.29	$10.33	$10.47	$10.47	$10.24	$10.47

Tier 1 Ratio (2)	15.26%	15.41%	15.87%	16.32%	16.93%	15.26%	16.93%
Total Capital Ratio (2)	16.53%	16.68%	17.15%	17.60%	18.21%	16.53%	18.21%
Leverage Ratio (2)	10.29%	10.12%	10.00%	10.25%	10.54%	10.29%	10.54%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$3,410,102	$3,313,731	$3,205,781	$3,107,760	$3,037,734	$3,310,619	$3,004,302
Covered loans and FDIC indemnification asset	655,654	758,875	840,190	920,102	1,002,622	750,897	1,093,768
Investment securities	1,589,666	1,705,219	1,838,783	1,746,961	1,606,313	1,710,310	1,661,285
Interest-bearing deposits with other banks	4,010	13,890	3,056	5,146	11,390	6,989	47,260
Total earning assets	$5,659,432	$5,791,715	$5,887,810	$5,779,969	$5,658,059	$5,778,815	$5,806,615
Total assets	$6,193,722	$6,310,602	$6,391,049	$6,294,084	$6,166,667	$6,297,735	$6,326,272
Noninterest-bearing deposits	$1,072,259	$1,063,102	$1,049,943	$1,112,072	$1,052,421	$1,061,850	$1,009,548
Interest-bearing deposits	3,654,311	3,792,891	3,785,402	3,912,854	4,013,148	3,743,721	4,255,239
Total deposits	$4,726,570	$4,855,993	$4,835,345	$5,024,926	$5,065,569	$4,805,571	$5,264,787
Borrowings	$667,706	$644,058	$735,327	$439,308	$257,340	$682,116	$218,225
Shareholders' equity	$693,158	$703,804	$708,862	$714,373	$716,797	$701,884	$713,497

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance to ending loans	1.33%	1.39%	1.49%	1.5%	1.6%	1.33%	1.6%
Allowance to nonaccrual loans	78.57%	75.87%	74.95%	73.46%	78.81%	78.57%	78.81%
Allowance to nonperforming loans	61.34%	62.78%	62.57%	62.95%	66.45%	61.34%	66.45%
Nonperforming loans to total loans	2.16%	2.22%	2.38%	2.39%	2.41%	2.16%	2.41%
Nonperforming assets to ending loans, plus OREO	2.50%	2.56%	2.74%	2.77%	2.86%	2.5%	2.86%
Nonperforming assets to total assets	1.38%	1.38%	1.4%	1.36%	1.41%	1.38%	1.41%
Net charge-offs to average loans (annualized)	0.34%	0.45%	0.32%	0.68%	0.71%	0.37%	0.83%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) September 30, 2013 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended,			Nine months ended,
	Sep. 30,			Sep. 30,
	2013	2012	% Change	2013	2012	% Change
Interest income
Loans, including fees	$52,908	$59,536	(11.1)%	$163,955	$189,362	(13.4)%
Investment securities
Taxable	8,267	8,358	(1.1)%	24,938	29,254	(14.8)%
Tax-exempt	541	111	387.4%	1,681	366	359.3%
Total investment securities interest	8,808	8,469	4.0%	26,619	29,620	(10.1)%
Other earning assets	(2,185)	(1,700)	28.5%	(5,213)	(5,657)	(7.8)%
Total interest income	59,531	66,305	(10.2)%	185,361	213,325	(13.1)%

Interest expense
Deposits	2,856	5,730	(50.2)%	10,000	19,827	(49.6)%
Short-term borrowings	286	54	429.6%	920	103	793.2%
Long-term borrowings	617	675	(8.6)%	1,925	2,030	(5.2)%
Total interest expense	3,759	6,459	(41.8)%	12,845	21,960	(41.5)%
Net interest income	55,772	59,846	(6.8)%	172,516	191,365	(9.8)%
Provision for loan and lease losses - uncovered	1,413	3,613	(60.9)%	6,863	15,235	(55.0)%
Provision for loan and lease losses - covered	5,293	6,622	(20.1)%	6,052	25,620	(76.4)%
Net interest income after provision for loan and lease losses	49,066	49,611	(1.1)%	159,601	150,510	6.0%

Noninterest income
Service charges on deposit accounts	5,447	5,499	(0.9)%	15,369	15,784	(2.6)%
Trust and wealth management fees	3,366	3,374	(0.2)%	10,813	10,542	2.6%
Bankcard income	2,637	2,387	10.5%	8,215	7,502	9.5%
Net gains from sales of loans	751	1,319	(43.1)%	2,546	3,391	(24.9)%
FDIC loss sharing (loss) income	5,555	8,496	(34.6)%	7,105	29,592	(76.0)%
Accelerated discount on covered loans	1,711	3,798	(54.9)%	5,581	11,207	(50.2)%
Gain on sale of investment securities	0	2,617	(100.0)%	1,724	2,617	(34.1)%
Other	2,824	3,340	(15.4)%	9,251	15,665	(40.9)%
Total noninterest income	22,291	30,830	(27.7)%	60,604	96,300	(37.1)%

Noninterest expenses
Salaries and employee benefits	23,834	27,212	(12.4)%	77,379	85,121	(9.1)%
Pension settlement charges	1,396	0	N/M	5,712	0	N/M
Net occupancy	5,101	5,153	(1.0)%	16,650	15,560	7.0%
Furniture and equipment	2,213	2,332	(5.1)%	6,834	6,899	(0.9)%
Data processing	2,584	2,334	10.7%	7,612	6,311	20.6%
Marketing	1,192	1,592	(25.1)%	3,271	3,984	(17.9)%
Communication	865	788	9.8%	2,479	2,595	(4.5)%
Professional services	1,528	1,304	17.2%	5,095	5,602	(9.1)%
State intangible tax	1,010	961	5.1%	3,028	2,957	2.4%
FDIC assessments	1,107	1,164	(4.9)%	3,380	3,597	(6.0)%
Loss (gain) - other real estate owned	184	1,372	(86.6)%	902	2,681	(66.4)%
Loss (gain) - covered other real estate owned	204	(25)	(916.0)%	(2,165)	2,500	(186.6)%
Loss sharing expense	1,724	3,584	(51.9)%	5,588	8,420	(33.6)%
Other	5,859	7,515	(22.0)%	19,425	22,296	(12.9)%
Total noninterest expenses	48,801	55,286	(11.7)%	155,190	168,523	(7.9)%
Income before income taxes	22,556	25,155	(10.3)%	65,015	78,287	(17.0)%
Income tax expense	7,645	8,913	(14.2)%	20,451	27,249	(24.9)%
Net income	$14,911	$16,242	(8.2)%	$44,564	$51,038	(12.7)%

ADDITIONAL DATA
Net earnings per share - basic	$0.26	$0.28		$0.78	$0.88
Net earnings per share - diluted	$0.26	$0.28		$0.77	$0.87
Dividends declared per share	$0.27	$0.30		$0.79	$0.90

Return on average assets	0.96%	1.05%		0.95%	1.08%
Return on average shareholders' equity	8.53%	9.01%		8.49%	9.56%

Interest income	$59,531	$66,305	(10.2)%	$185,361	$213,325	(13.1)%
Tax equivalent adjustment	516	255	102.4%	1,507	689	118.7%
Interest income - tax equivalent	60,047	66,560	(9.8)%	186,868	214,014	(12.7)%
Interest expense	3,759	6,459	(41.8)%	12,845	21,960	(41.5)%
Net interest income - tax equivalent	$56,288	$60,101	(6.3)%	$174,023	$192,054	(9.4)%

Net interest margin	3.91%	4.21%		3.99%	4.40%
Net interest margin (fully tax equivalent) (1)	3.95%	4.23%		4.03%	4.42%

Full-time equivalent employees	1,292	1,475

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2013
	Third	Second	First		% Change
	Quarter	Quarter	Quarter	YTD	Linked Qtr.
Interest income
Loans, including fees	$52,908	$55,022	$56,025	$163,955	(3.8)%
Investment securities
Taxable	8,267	8,295	8,376	24,938	(0.3)%
Tax-exempt	541	560	580	1,681	(3.4)%
Total investment securities interest	8,808	8,855	8,956	26,619	(0.5)%
Other earning assets	(2,185)	(1,556)	(1,472)	(5,213)	40.4%
Total interest income	59,531	62,321	63,509	185,361	(4.5)%

Interest expense
Deposits	2,856	3,284	3,860	10,000	(13.0)%
Short-term borrowings	286	305	329	920	(6.2)%
Long-term borrowings	617	654	654	1,925	(5.7)%
Total interest expense	3,759	4,243	4,843	12,845	(11.4)%
Net interest income	55,772	58,078	58,666	172,516	(4.0)%
Provision for loan and lease losses - uncovered	1,413	2,409	3,041	6,863	(41.3)%
Provision for loan and lease losses - covered	5,293	(8,283)	9,042	6,052	(163.9)%
Net interest income after provision for loan and lease losses	49,066	63,952	46,583	159,601	(23.3)%

Noninterest income
Service charges on deposit accounts	5,447	5,205	4,717	15,369	4.6%
Trust and wealth management fees	3,366	3,497	3,950	10,813	(3.7)%
Bankcard income	2,637	3,145	2,433	8,215	(16.2)%
Net gains from sales of loans	751	1,089	706	2,546	(31.0)%
FDIC loss sharing income	5,555	(7,384)	8,934	7,105	(175.2)%
Accelerated discount on covered loans	1,711	1,935	1,935	5,581	(11.6)%
Gain on sale of investment securities	0	188	1,536	1,724	(100.0)%
Other	2,824	3,940	2,487	9,251	(28.3)%
Total noninterest income	22,291	11,615	26,698	60,604	91.9%

Noninterest expenses
Salaries and employee benefits	23,834	26,216	27,329	77,379	(9.1)%
Pension settlement charges	1,396	4,316	0	5,712	(67.7)%
Net occupancy	5,101	5,384	6,165	16,650	(5.3)%
Furniture and equipment	2,213	2,250	2,371	6,834	(1.6)%
Data processing	2,584	2,559	2,469	7,612	1.0%
Marketing	1,192	1,182	897	3,271	0.8%
Communication	865	781	833	2,479	10.8%
Professional services	1,528	1,764	1,803	5,095	(13.4)%
State intangible tax	1,010	1,004	1,014	3,028	0.6%
FDIC assessments	1,107	1,148	1,125	3,380	(3.6)%
Loss (gain) - other real estate owned	184	216	502	902	(14.8)%
Loss (gain) - covered other real estate owned	204	(2,212)	(157)	(2,165)	(109.2)%
Loss sharing expense	1,724	1,578	2,286	5,588	9.3%
Other	5,859	7,097	6,469	19,425	(17.4)%
Total noninterest expenses	48,801	53,283	53,106	155,190	(8.4)%
Income before income taxes	22,556	22,284	20,175	65,015	1.2%
Income tax expense	7,645	6,455	6,351	20,451	18.4%
Net income	$14,911	$15,829	$13,824	$44,564	(5.8)%

ADDITIONAL DATA
Net earnings per share - basic	$0.26	$0.28	$0.24	$0.78
Net earnings per share - diluted	$0.26	$0.27	$0.24	$0.77
Dividends declared per share	$0.27	$0.24	$0.28	$0.79

Return on average assets	0.96%	1.01%	0.88%	0.95%
Return on average shareholders' equity	8.53%	9.02%	7.91%	8.49%

Interest income	$59,531	$62,321	$63,509	$185,361	(4.5)%
Tax equivalent adjustment	516	514	477	1,507	0.4%
Interest income - tax equivalent	60,047	62,835	63,986	186,868	(4.4)%
Interest expense	3,759	4,243	4,843	12,845	(11.4)%
Net interest income - tax equivalent	$56,288	$58,592	$59,143	$174,023	(3.9)%

Net interest margin	3.91%	4.02%	4.04%	3.99%
Net interest margin (fully tax equivalent) (1)	3.95%	4.06%	4.07%	4.03%

Full-time equivalent employees	1,292	1,338	1,385

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2012
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$60,389	$59,536	$63,390	$66,436	$249,751
Investment securities
Taxable	8,410	8,358	10,379	10,517	37,664
Tax-exempt	370	111	121	134	736
Total investment securities interest	8,780	8,469	10,500	10,651	38,400
Other earning assets	(1,564)	(1,700)	(1,967)	(1,990)	(7,221)
Total interest income	67,605	66,305	71,923	75,097	280,930

Interest expense
Deposits	4,798	5,730	6,381	7,716	24,625
Short-term borrowings	159	54	37	12	262
Long-term borrowings	672	675	675	680	2,702
Total interest expense	5,629	6,459	7,093	8,408	27,589
Net interest income	61,976	59,846	64,830	66,689	253,341
Provision for loan and lease losses - uncovered	3,882	3,613	8,364	3,258	19,117
Provision for loan and lease losses - covered	5,283	6,622	6,047	12,951	30,903
Net interest income after provision for loan and lease losses	52,811	49,611	50,419	50,480	203,321

Noninterest income
Service charges on deposit accounts	5,431	5,499	5,376	4,909	21,215
Trust and wealth management fees	3,409	3,374	3,377	3,791	13,951
Bankcard income	2,526	2,387	2,579	2,536	10,028
Net gains from sales of loans	1,179	1,319	1,132	940	4,570
FDIC loss sharing income	5,754	8,496	8,280	12,816	35,346
Accelerated discount on covered loans	2,455	3,798	3,764	3,645	13,662
Gain on sale of investment securities	1,011	2,617	0	0	3,628
Other	4,356	3,340	9,037	3,288	20,021
Total noninterest income	26,121	30,830	33,545	31,925	122,421

Noninterest expenses
Salaries and employee benefits	28,033	27,212	29,048	28,861	113,154
Net occupancy	5,122	5,153	5,025	5,382	20,682
Furniture and equipment	2,291	2,332	2,323	2,244	9,190
Data processing	2,526	2,334	2,076	1,901	8,837
Marketing	1,566	1,592	1,238	1,154	5,550
Communication	814	788	913	894	3,409
Professional services	1,667	1,304	2,151	2,147	7,269
State intangible tax	942	961	970	1,026	3,899
FDIC assessments	1,085	1,164	1,270	1,163	4,682
Loss (gain) - other real estate owned	569	1,372	313	996	3,250
Loss (gain) - covered other real estate owned	(54)	(25)	1,233	1,292	2,446
Loss sharing expense	2,305	3,584	3,085	1,751	10,725
Other	6,608	7,515	7,814	6,967	28,904
Total noninterest expenses	53,474	55,286	57,459	55,778	221,997
Income before income taxes	25,458	25,155	26,505	26,627	103,745
Income tax expense	9,193	8,913	8,703	9,633	36,442
Net income	$16,265	$16,242	$17,802	$16,994	$67,303

ADDITIONAL DATA
Net earnings per share - basic	$0.28	$0.28	$0.31	$0.29	$1.16
Net earnings per share - diluted	$0.28	$0.28	$0.30	$0.29	$1.14
Dividends declared per share	$0.28	$0.30	$0.29	$0.31	$1.18

Return on average assets	1.03%	1.05%	1.13%	1.05%	1.07%
Return on average shareholders' equity	9.06%	9.01%	9.98%	9.67%	9.43%

Interest income	$67,605	$66,305	$71,923	$75,097	$280,930
Tax equivalent adjustment	366	255	216	218	1,055
Interest income - tax equivalent	67,971	66,560	72,139	75,315	281,985
Interest expense	5,629	6,459	7,093	8,408	27,589
Net interest income - tax equivalent	$62,342	$60,101	$65,046	$66,907	$254,396

Net interest margin	4.27%	4.21%	4.49%	4.51%	4.37%
Net interest margin (fully tax equivalent) (1)	4.29%	4.23%	4.50%	4.52%	4.39%

Full-time equivalent employees	1,439	1,475	1,525	1,513

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	% Change	% Change
	2013	2013	2013	2012	2012	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$177,698	$114,745	$106,249	$134,502	$154,181	54.9%	15.3%
Interest-bearing deposits with other banks	10,414	2,671	1,170	24,341	21,495	289.9%	(51.6)%
Investment securities available-for-sale	854,747	884,694	952,039	1,032,096	689,680	(3.4)%	23.9%
Investment securities held-to-maturity	669,093	670,246	716,214	770,755	822,319	(0.2)%	(18.6)%
Other investments	75,945	75,645	75,375	71,492	71,492	0.4%	6.2%
Loans held for sale	10,704	18,650	28,126	16,256	23,530	(42.6)%	(54.5)%
Loans
Commercial	960,016	940,420	892,381	861,033	834,858	2.1%	15.0%
Real estate - construction	90,089	97,246	87,542	73,517	91,897	(7.4)%	(2.0)%
Real estate - commercial	1,493,969	1,477,226	1,433,182	1,417,008	1,338,636	1.1%	11.6%
Real estate - residential	352,830	343,016	330,260	318,210	299,654	2.9%	17.7%
Installment	49,273	50,781	53,509	56,810	59,191	(3.0)%	(16.8)%
Home equity	373,839	370,206	365,943	367,500	368,876	1.0%	1.3%
Credit card	34,285	33,222	32,465	34,198	31,604	3.2%	8.5%
Lease financing	76,615	70,011	53,556	50,788	41,343	9.4%	85.3%
Total loans, excluding covered loans	3,430,916	3,382,128	3,248,838	3,179,064	3,066,059	1.4%	11.9%
Less
Allowance for loan and lease losses	45,514	47,047	48,306	47,777	49,192	(3.3)%	(7.5)%
Net loans - uncovered	3,385,402	3,335,081	3,200,532	3,131,287	3,016,867	1.5%	12.2%
Covered loans	518,524	622,265	687,798	748,116	825,515	(16.7)%	(37.2)%
Less
Allowance for loan and lease losses	23,259	32,961	45,496	45,190	48,895	(29.4)%	(52.4)%
Net loans - covered	495,265	589,304	642,302	702,926	776,620	(16.0)%	(36.2)%
Net loans	3,880,667	3,924,385	3,842,834	3,834,213	3,793,487	(1.1)%	2.3%
Premises and equipment	139,125	142,675	146,889	146,716	146,603	(2.5)%	(5.1)%
Goodwill	95,050	95,050	95,050	95,050	95,050	0.0%	0.0%
Other intangibles	6,249	6,620	7,078	7,648	8,327	(5.6)%	(25.0)%
FDIC indemnification asset	78,132	88,966	112,428	119,607	130,476	(12.2)%	(40.1)%
Accrued interest and other assets	255,617	250,228	265,565	244,372	278,447	2.2%	(8.2)%
Total Assets	$6,253,441	$6,274,575	$6,349,017	$6,497,048	$6,235,087	(0.3)%	0.3%

LIABILITIES
Deposits
Interest-bearing demand	$1,068,067	$1,131,466	$1,113,940	$1,160,815	$1,112,843	(5.6)%	(4.0)%
Savings	1,593,895	1,601,122	1,620,874	1,623,614	1,568,818	(0.5)%	1.6%
Time	926,029	978,680	1,030,124	1,068,637	1,199,296	(5.4)%	(22.8)%
Total interest-bearing deposits	3,587,991	3,711,268	3,764,938	3,853,066	3,880,957	(3.3)%	(7.5)%
Noninterest-bearing	1,141,016	1,059,368	1,056,409	1,102,774	1,063,654	7.7%	7.3%
Total deposits	4,729,007	4,770,636	4,821,347	4,955,840	4,944,611	(0.9)%	(4.4)%
Federal funds purchased and securities sold
under agreements to repurchase	105,472	114,030	130,863	122,570	88,190	(7.5)%	19.6%
FHLB short-term borrowings	518,200	505,900	502,200	502,000	283,000	2.4%	83.1%
Total short-term borrowings	623,672	619,930	633,063	624,570	371,190	0.6%	68.0%
Long-term debt	61,088	73,957	74,498	75,202	75,521	(17.4)%	(19.1)%
Total borrowed funds	684,760	693,887	707,561	699,772	446,711	(1.3)%	53.3%
Accrued interest and other liabilities	147,635	114,600	118,495	131,011	127,799	28.8%	15.5%
Total Liabilities	5,561,402	5,579,123	5,647,403	5,786,623	5,519,121	(0.3)%	0.8%

SHAREHOLDERS' EQUITY
Common stock	577,429	576,641	575,514	579,293	578,129	0.1%	(0.1)%
Retained earnings	328,993	329,633	327,635	330,004	330,014	(0.2)%	(0.3)%
Accumulated other comprehensive loss	(29,294)	(25,645)	(21,475)	(18,677)	(18,855)	14.2%	55.4%
Treasury stock, at cost	(185,089)	(185,177)	(180,060)	(180,195)	(173,322)	0.0%	6.8%
Total Shareholders' Equity	692,039	695,452	701,614	710,425	715,966	(0.5)%	(3.3)%
Total Liabilities and Shareholders' Equity	$6,253,441	$6,274,575	$6,349,017	$6,497,048	$6,235,087	(0.3)%	0.3%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,
	2013	2013	2013	2012	2012	2013	2012
ASSETS
Cash and due from banks	$120,154	$119,909	$111,599	$118,619	$118,642	$117,252	$121,121
Interest-bearing deposits with other banks	4,010	13,890	3,056	5,146	11,390	6,989	47,260
Investment securities	1,589,666	1,705,219	1,838,783	1,746,961	1,606,313	1,710,310	1,661,285
Loans held for sale	13,349	19,722	21,096	18,054	26,035	18,027	21,786
Loans
Commercial	937,939	904,029	863,427	819,262	811,998	902,071	829,872
Real estate - construction	93,103	93,813	81,171	85,219	92,051	89,406	101,327
Real estate - commercial	1,488,047	1,445,626	1,411,769	1,373,781	1,322,369	1,448,760	1,279,441
Real estate - residential	347,110	334,652	323,768	307,580	293,423	335,262	290,513
Installment	50,130	52,313	54,684	58,283	60,691	52,359	62,938
Home equity	371,072	367,408	365,568	368,605	365,669	368,036	361,746
Credit card	34,176	33,785	33,300	32,954	31,977	33,757	31,522
Lease financing	75,176	62,383	50,998	44,022	33,521	62,941	25,157
Total loans, excluding covered loans	3,396,753	3,294,009	3,184,685	3,089,706	3,011,699	3,292,592	2,982,516
Less
Allowance for loan and lease losses	49,451	50,172	49,408	50,172	51,486	49,677	51,783
Net loans - uncovered	3,347,302	3,243,837	3,135,277	3,039,534	2,960,213	3,242,915	2,930,733
Covered loans	573,243	653,892	724,846	794,838	866,486	650,105	945,355
Less
Allowance for loan and lease losses	31,208	41,861	46,104	48,553	51,150	39,670	48,764
Net loans - covered	542,035	612,031	678,742	746,285	815,336	610,435	896,591
Net loans	3,889,337	3,855,868	3,814,019	3,785,819	3,775,549	3,853,350	3,827,324
Premises and equipment	141,498	144,759	147,355	148,047	145,214	144,516	142,959
Goodwill	95,050	95,050	95,050	95,050	95,050	95,050	95,050
Other intangibles	6,428	6,831	7,346	8,001	8,702	6,865	9,656
FDIC indemnification asset	82,411	104,983	115,344	125,264	136,136	100,792	148,413
Accrued interest and other assets	251,819	244,371	237,401	243,123	243,636	244,584	251,418
Total Assets	$6,193,722	$6,310,602	$6,391,049	$6,294,084	$6,166,667	$6,297,735	$6,326,272

LIABILITIES
Deposits
Interest-bearing demand	$1,098,524	$1,141,767	$1,112,664	$1,145,800	$1,164,111	$1,117,600	$1,213,876
Savings	1,608,351	1,639,834	1,618,239	1,640,427	1,588,708	1,622,105	1,627,068
Time	947,436	1,011,290	1,054,499	1,126,627	1,260,329	1,004,016	1,414,295
Total interest-bearing deposits	3,654,311	3,792,891	3,785,402	3,912,854	4,013,148	3,743,721	4,255,239
Noninterest-bearing	1,072,259	1,063,102	1,049,943	1,112,072	1,052,421	1,061,850	1,009,548
Total deposits	4,726,570	4,855,993	4,835,345	5,024,926	5,065,569	4,805,571	5,264,787
Federal funds purchased and securities sold
under agreements to repurchase	114,505	105,299	134,709	100,087	81,147	118,097	82,579
FHLB short-term borrowings	483,937	464,630	525,878	263,895	100,758	491,328	60,057
Total short-term borrowings	598,442	569,929	660,587	363,982	181,905	609,425	142,636
Long-term debt	69,264	74,129	74,740	75,326	75,435	72,691	75,589
Total borrowed funds	667,706	644,058	735,327	439,308	257,340	682,116	218,225
Accrued interest and other liabilities	106,288	106,747	111,515	115,477	126,961	108,164	129,763
Total Liabilities	5,500,564	5,606,798	5,682,187	5,579,711	5,449,870	5,595,851	5,612,775

SHAREHOLDERS' EQUITY
Common stock	576,953	576,391	578,452	578,691	577,547	577,260	577,446
Retained earnings	329,518	329,795	330,879	331,414	330,368	330,059	329,011
Accumulated other comprehensive loss	(28,232)	(19,204)	(19,576)	(19,612)	(17,756)	(22,369)	(18,777)
Treasury stock, at cost	(185,081)	(183,178)	(180,893)	(176,120)	(173,362)	(183,066)	(174,183)
Total Shareholders' Equity	693,158	703,804	708,862	714,373	716,797	701,884	713,497
Total Liabilities and Shareholders' Equity	$6,193,722	$6,310,602	$6,391,049	$6,294,084	$6,166,667	$6,297,735	$6,326,272

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	Sep. 30, 2013		Jun. 30, 2013		Sep. 30, 2012		Sep. 30, 2013		Sep. 30, 2012
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investments:
Investment securities	$1,589,666	2.20%	$1,705,219	2.08%	$1,606,313	2.09%	$1,710,310	2.08%	$1,661,285	2.38%
Interest-bearing deposits with other banks	4,010	0.49%	13,890	0.32%	11,390	0.45%	6,989	0.38%	47,260	0.29%
Gross loans (2)	4,065,756	4.95%	4,072,606	5.26%	4,040,356	5.68%	4,061,516	5.22%	4,098,070	5.99%
Total earning assets	5,659,432	4.17%	5,791,715	4.32%	5,658,059	4.65%	5,778,815	4.29%	5,806,615	4.91%

Nonearning assets
Allowance for loan and lease losses	(80,659)		(92,033)		(102,636)		(89,347)		(100,547)
Cash and due from banks	120,154		119,909		118,642		117,252		121,121
Accrued interest and other assets	494,795		491,011		492,602		491,015		499,083
Total assets	$6,193,722		$6,310,602		$6,166,667		$6,297,735		$6,326,272

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$1,098,524	0.12%	$1,141,767	0.09%	$1,164,111	0.13%	$1,117,600	0.11%	$1,213,876	0.13%
Savings	1,608,351	0.09%	1,639,834	0.10%	1,588,708	0.12%	1,622,105	0.10%	1,627,068	0.13%
Time	947,436	0.90%	1,011,290	1.04%	1,260,329	1.53%	1,004,016	1.05%	1,414,295	1.62%
Total interest-bearing deposits	3,654,311	0.31%	3,792,891	0.35%	4,013,148	0.57%	3,743,721	0.36%	4,255,239	0.62%
Borrowed funds
Short-term borrowings	598,442	0.19%	569,929	0.21%	181,905	0.12%	609,425	0.20%	142,636	0.10%
Long-term debt	69,264	3.53%	74,129	3.54%	75,435	3.55%	72,691	3.54%	75,589	3.59%
Total borrowed funds	667,706	0.54%	644,058	0.60%	257,340	1.12%	682,116	0.56%	218,225	1.31%
Total interest-bearing liabilities	4,322,017	0.35%	4,436,949	0.38%	4,270,488	0.60%	4,425,837	0.39%	4,473,464	0.66%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,072,259		1,063,102		1,052,421		1,061,850		1,009,548
Other liabilities	106,288		106,747		126,961		108,164		129,763
Shareholders' equity	693,158		703,804		716,797		701,884		713,497
Total liabilities & shareholders' equity	$6,193,722		$6,310,602		$6,166,667		$6,297,735		$6,326,272

Net interest income (1)	$55,772		$58,078		$59,846		$172,516		$191,365
Net interest spread (1)		3.82%		3.94%		4.05%		3.90%		4.25%
Net interest margin (1)		3.91%		4.02%		4.21%		3.99%		4.40%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$491	$(538)	$(47)	$431	$(92)	$339	$(3,764)	$763	$(3,001)
Interest-bearing deposits with other banks	6	(12)	(6)	1	(9)	(8)	31	(115)	(84)
Gross loans (2)	(3,204)	467	(2,737)	(7,422)	317	(7,105)	(23,450)	(1,429)	(24,879)
Total earning assets	(2,707)	(83)	(2,790)	(6,990)	216	(6,774)	(27,183)	(781)	(27,964)

Interest-bearing liabilities
Total interest-bearing deposits	$(352)	$(76)	$(428)	$(2,594)	(280)	$(2,874)	$(8,461)	$(1,366)	$(9,827)
Borrowed funds
Short-term borrowings	(36)	17	(19)	33	199	232	112	705	817
Long-term debt	(1)	(36)	(37)	(3)	(55)	(58)	(28)	(77)	(105)
Total borrowed funds	(37)	(19)	(56)	30	144	174	84	628	712
Total interest-bearing liabilities	(389)	(95)	(484)	(2,564)	(136)	(2,700)	(8,377)	(738)	(9,115)
Net interest income (1)	$(2,318)	$12	$(2,306)	$(4,426)	$352	$(4,074)	$(18,806)	$(43)	$(18,849)

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(excluding covered assets)
(Dollars in thousands)
(Unaudited)
						Nine months ended,
	Sep. 30,	Jun. 30,	Mar 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
	2013	2013	2013	2012	2012	2013	2012

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$47,047	$48,306	$47,777	$49,192	$50,952	$47,777	$52,576
Provision for uncovered loan and lease losses	1,413	2,409	3,041	3,882	3,613	6,863	15,235
Gross charge-offs
Commercial	1,482	859	781	657	1,340	3,122	3,655
Real estate - construction	0	0	0	0	180	0	2,684
Real estate - commercial	2,174	2,044	995	2,221	2,736	5,213	8,791
Real estate - residential	249	326	223	454	565	798	1,360
Installment	99	97	100	267	134	296	310
Home equity	411	591	701	1,722	380	1,703	1,939
Other	696	277	410	227	469	1,383	1,025
Total gross charge-offs	5,111	4,194	3,210	5,548	5,804	12,515	19,764
Recoveries
Commercial	92	67	319	71	202	478	322
Real estate - construction	490	0	136	0	0	626	0
Real estate - commercial	1,264	57	39	46	38	1,360	219
Real estate - residential	98	5	4	3	33	107	70
Installment	57	110	77	53	72	244	270
Home equity	95	225	52	32	31	372	83
Other	69	62	71	46	55	202	181
Total recoveries	2,165	526	698	251	431	3,389	1,145
Total net charge-offs	2,946	3,668	2,512	5,297	5,373	9,126	18,619
Ending allowance for uncovered loan and lease losses	$45,514	$47,047	$48,306	$47,777	$49,192	$45,514	$49,192

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.59%	0.35%	0.22%	0.28%	0.56%	0.39%	0.54%
Real estate - construction	(2.09)%	0.00%	(0.68)%	0.00%	0.78%	(0.94)%	3.54%
Real estate - commercial	0.24%	0.55%	0.27%	0.63%	0.81%	0.36%	0.89%
Real estate - residential	0.17%	0.38%	0.27%	0.58%	0.72%	0.28%	0.59%
Installment	0.33%	(0.10)%	0.17%	1.46%	0.41%	0.13%	0.08%
Home equity	0.34%	0.40%	0.72%	1.82%	0.38%	0.48%	0.69%
Other	2.27%	0.90%	1.63%	0.94%	2.51%	1.63%	1.99%
Total net charge-offs	0.34%	0.45%	0.32%	0.68%	0.71%	0.37%	0.83%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans [1]
Commercial	$8,554	$12,925	$16,296	$15,893	$10,105	$8,554	$10,105
Real estate - construction	1,099	1,104	2,094	2,102	3,702	1,099	3,702
Real estate - commercial	35,549	35,055	33,871	34,977	38,763	35,549	38,763
Real estate - residential	9,346	9,369	8,295	7,869	7,070	9,346	7,070
Installment	421	249	341	452	284	421	284
Home equity	2,871	2,813	3,059	3,252	2,497	2,871	2,497
Lease financing	86	496	496	496	0	86	0
Nonaccrual loans	57,926	62,011	64,452	65,041	62,421	57,926	62,421
Accruing troubled debt restructurings (TDRs)	16,278	12,924	12,757	10,856	11,604	16,278	11,604
Total nonperforming loans	74,204	74,935	77,209	75,897	74,025	74,204	74,025
Other real estate owned (OREO)	11,804	11,798	11,993	12,526	13,912	11,804	13,912
Total nonperforming assets	86,008	86,733	89,202	88,423	87,937	86,008	87,937
Accruing loans past due 90 days or more	265	158	157	212	108	265	108
Total underperforming assets	$86,273	$86,891	$89,359	$88,635	$88,045	$86,273	$88,045
Total classified assets	$120,423	$129,832	$130,436	$129,040	$133,382	$120,423	$133,382

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance for loan and lease losses to
Nonaccrual loans	78.57%	75.87%	74.95%	73.46%	78.81%	78.57%	78.81%
Nonperforming loans	61.34%	62.78%	62.57%	62.95%	66.45%	61.34%	66.45%
Total ending loans	1.33%	1.39%	1.49%	1.50%	1.60%	1.33%	1.60%
Nonperforming loans to total loans	2.16%	2.22%	2.38%	2.39%	2.41%	2.16%	2.41%
Nonperforming assets to
Ending loans, plus OREO	2.50%	2.56%	2.74%	2.77%	2.86%	2.50%	2.86%
Total assets	1.38%	1.38%	1.40%	1.36%	1.41%	1.38%	1.41%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	2.03%	2.17%	2.34%	2.43%	2.48%	2.03%	2.48%
Total assets	1.12%	1.18%	1.20%	1.19%	1.22%	1.12%	1.22%

[1]  Nonaccrual loans include nonaccrual TDRs of $13.0 million, $19.9 million, $22.3 million, $14.1 million, and $13.0 million as of September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012, respectively.

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)
						Nine months ended,
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
	2013	2013	2013	2012	2012	2013	2012
PER COMMON SHARE
Market Price
High	$16.47	$16.05	$16.07	$16.95	$17.86	$16.47	$18.28
Low	$14.89	$14.52	$14.46	$13.90	$15.58	$14.46	$14.88
Close	$15.17	$14.90	$16.05	$14.62	$16.91	$15.17	$16.91

Average shares outstanding - basic	57,201,390	57,291,994	57,439,029	57,800,988	57,976,943	57,309,934	57,902,102
Average shares outstanding - diluted	58,012,588	58,128,349	58,283,467	58,670,666	58,940,179	58,143,372	58,930,570
Ending shares outstanding	57,702,444	57,698,344	58,028,923	58,046,235	58,510,916	57,702,444	58,510,916

REGULATORY CAPITAL	Preliminary					Preliminary
Tier 1 Capital	$631,846	$630,819	$632,020	$637,176	$641,828	$631,846	$641,828
Tier 1 Ratio	15.26%	15.41%	15.87%	16.32%	16.93%	15.26%	16.93%
Total Capital	$684,363	$682,927	$682,974	$686,961	$690,312	$684,363	$690,312
Total Capital Ratio	16.53%	16.68%	17.15%	17.60%	18.21%	16.53%	18.21%
Total Capital in excess of minimum
requirement	$353,118	$355,435	$364,376	$374,633	$387,115	$353,118	$387,115
Total Risk-Weighted Assets	$4,140,561	$4,093,644	$3,982,479	$3,904,096	$3,789,957	$4,140,561	$3,789,957
Leverage Ratio	10.29%	10.12%	10.00%	10.25%	10.54%	10.29%	10.54%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	11.07%	11.08%	11.05%	10.93%	11.48%	11.07%	11.48%
Ending tangible shareholders' equity to ending tangible assets	9.60%	9.62%	9.60%	9.50%	9.99%	9.60%	9.99%
Average shareholders' equity to average assets	11.19%	11.15%	11.09%	11.35%	11.62%	11.15%	11.28%
Average tangible shareholders' equity to average tangible assets	9.71%	9.70%	9.65%	9.88%	10.12%	9.69%	9.80%

REPURCHASE PROGRAM (1)
Shares repurchased	0	291,400	249,000	460,500	0	540,400	0
Average share repurchase price	N/A	$15.47	$15.39	$14.78	N/A	$15.43	N/A
Total cost of shares repurchased	N/A	$4,508	$3,831	$6,806	N/A	$8,339	N/A

(1) Represents share repurchases as part of publicly announced plans.
N/A=Not applicable

SUPPLEMENTAL INFORMATION ON COVERED ASSETS

ACCELERATED DISCOUNT ON LOAN PREPAYMENTS AND DISPOSITIONS
During the third quarter, First Financial recognized approximately $1.7 million in accelerated discount on covered loans, net of the corresponding adjustment on the FDIC indemnification asset. Accelerated discount is recognized when covered loans, which are recorded on the Company’s balance sheet at an amount less than the unpaid principal balance, prepay at an amount greater than their recorded book value. Prepayments can occur through either customer driven payments before the maturity date or loan sales. The amount of discount attributable to the credit loss component of each loan varies and the recognized amount is offset by a related reduction in the FDIC indemnification asset. Accelerated discount recognized during the quarter resulted primarily from loan prepayments.

NET INTEREST MARGIN IMPACT
Net interest margin is affected by certain activity related to the covered loan portfolio. The majority of these loans are accounted for under FASB ASC Topic 310-30 and, as such, the Company is required to periodically update its forecast of expected cash flows from these loans. Impairment, as a result of a decrease in expected cash flows, is recognized as provision expense in the period it is measured and has no impact on net interest margin. Improvements in expected cash flows, in excess of any prior impairment, are recognized on a prospective basis through an upward adjustment to the yield earned on the portfolio. Impairment and improvement are both partially offset by the impact of changes in the value of the FDIC indemnification asset. Impairment is partially offset by an increase to the FDIC indemnification asset as a result of FDIC loss sharing income. Improvement, which is reflected as a higher yield, is partially offset by a lower yield earned on the FDIC indemnification asset until the next periodic valuation of the loans and the indemnification asset. The weighted average yield of the acquired loan portfolio may also be subject to change as loans with higher yields pay down more quickly or slowly than loans with lower yields.

The following table shows the estimated yield earned by the Company on its covered and uncovered loan portfolios and the FDIC indemnification asset for the three months ended September 30, 2013.

Table VII
	For the Three Months Ended September 30, 2013
	Average
(Dollars in thousands)	Balance	Yield

Loans, excluding covered loans [1]	$3,410,102	4.43%
Covered loan portfolio accounted for under ASC Topic 310-30 [2]	511,356	10.03%
Covered loan portfolio accounted for under ASC Topic 310-20 [3]	61,887	12.06%
FDIC indemnification asset [2]	82,411	(10.54)%
Total	$4,065,756	4.95%

Yield earned on total covered loans		10.25%
Yield earned on total covered loans and FDIC indemnification asset		7.64%

[1] Includes loans with loss share coverage removed
[2] Future yield adjustments subject to change based on required, periodic valuation procedures
[3] Includes loans with revolving privileges which are scoped out of ASC Topic 310-30 and certain loans which the Company elected to treat under the cost recovery method of accounting

COVERED ASSETS
The following table presents the covered loan portfolio as of September 30, 2013, June 30, 2013 and September 30, 2012.

Table VIII
	As of
	September 30, 2013		June 30, 2013		September 30, 2012
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total
Commercial	$52,276	10.1%	$69,562	11.2%	$121,745	14.7%
Real estate - construction	8,692	1.7%	9,647	1.6%	12,898	1.6%
Real estate - commercial	312,798	60.3%	389,282	62.6%	512,320	62.1%
Real estate - residential	84,418	16.3%	90,707	14.6%	105,113	12.7%
Installment	6,135	1.2%	7,057	1.1%	9,892	1.2%
Home equity	51,692	10.0%	53,214	8.6%	60,502	7.3%
Other	2,513	0.5%	2,796	0.4%	3,045	0.4%
Total	$518,524	100.0%	$622,265	100.0%	$825,515	100.0%

As of September 30, 2013, 13.1% of the Company’s total loans were covered loans. During the third quarter, the total balance of covered loans decreased $103.7 million, or 16.7%, compared to the prior quarter. Of this decline, $58.2 million consisted of covered loans classified as likely to exit and resulted from the successful execution of resolution strategies. As required under the loss sharing agreements, First Financial must file monthly certifications with the FDIC on single-family residential loans and quarterly certifications on all other loans. The payment of claims is subject to the FDIC’s review for compliance with the loss sharing agreements and to date, all certifications have been filed in a timely manner and without significant issues.

Covered OREO increased $5.3 million, or 23.5%, during the third quarter to $27.7 million as of September 30, 2013 as additions of $8.7 million exceeded resolutions and valuation adjustments of $3.4 million. Additionally, the Company recognized a net loss on sales of covered OREO of $0.2 million during the quarter. The net loss was offset by a corresponding increase in FDIC loss sharing income of approximately 80% of the net loss recognized.

ALLOWANCE FOR LOAN AND LEASE LOSSES - COVERED
Under the applicable accounting guidance, the allowance for loan losses related to covered loans is a result of impairment identified in ongoing valuation procedures and is generally recognized in the current period as provision expense. However, if improvement is noted in a loan pool that had previously experienced impairment, the amount of improvement is recognized as a reduction to the applicable period’s provision expense. Additional improvement beyond previously recorded impairment is reflected as a yield adjustment on a prospective basis. The timing inherent in this accounting treatment may result in earnings volatility in future periods.

The following table presents activity in the allowance for loan losses related to covered loans for the three months ended September 30, 2013 and for the trailing three quarters.

Table IX

	As of or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2013	2013	2013	2012
Balance at beginning of period	$32,961	$45,496	$45,190	$48,895
Provision for loan and lease losses - covered	5,293	(8,283)	9,042	5,283
Total gross charge-offs	(21,009)	(4,681)	(9,684)	(9,568)
Total recoveries	6,014	429	948	580
Total net charge-offs	(14,995)	(4,252)	(8,736)	(8,988)
Ending allowance for loan and lease losses - covered	$23,259	$32,961	$45,496	$45,190

As a percentage of total covered loans, the allowance for loan losses totaled 4.49% as of September 30, 2013 compared to 5.30% as of June 30, 2013.

Net charge-offs on covered loans during the third quarter were $15.0 million compared to $4.3 million for the second quarter, an increase of $10.7 million, or 252.7%. This increase was driven primarily by the resolution strategies related to covered loans discussed above. During the third quarter, the Company recognized provision expense of $5.3 million compared to a negative provision expense of $8.3 million for the linked quarter. The difference between provision expense and net charge-offs primarily relates to the quarterly re-estimation of cash flow expectations required under FASB ASC Topic 310-30.

In addition to the provision expense, the Company incurred loss sharing and covered asset expenses of $1.7 million, consisting primarily of credit expenses, and net losses related to covered OREO of $0.2 million. FDIC loss sharing income of $5.6 million for the quarter reflects the quarterly re-estimation of expected cash flows as well as the corresponding offset related to the net losses on sales of covered OREO and loss sharing and covered asset expenses.